UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): May 1, 2010
Coeur d’Alene Mines Corporation
(Exact name of registrant as specified in its charter)
IDAHO
(State or other jurisdiction
of incorporation or organization)
1-8641
(Commission File Number)
82-0109423
(IRS Employer Identification No.)
505 Front Ave., P.O. Box “I”
Coeur d’Alene, Idaho, 83816
(Address of Principal Executive Offices)
(208) 667-3511
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.
     On May 1, 2010, Coeur d’Alene Mines Corporation (the “Company”) signed a definitive Share and Asset Purchase Agreement (the “SPA”) with Mandalay Resources Corporation (“Mandalay”) whereby Mandalay agreed to purchase 100% of the Company’s subsidiary Compañía Minera Cerro Bayo Ltda. (“Minera Cerro Bayo”).
     Under the terms of the SPA, the Company will receive the following from Mandalay in exchange for all of the outstanding quota interests of Minera Cerro Bayo: (i) $6,029,000 in cash, (ii) common shares of Mandalay worth CDN$5 million, valued at the price of the equity financing described below, (iii) the U.S. dollar equivalent of 125,000 ounces of silver to be delivered in six equal installments commencing in the third quarter of 2011 and (iv) a royalty equal to 2.0% of the “net smelter return” on production from the Cerro Bayo mine site in excess of a cumulative of 50,000 ounces of gold and 5,000,000 ounces of silver.
     The transaction is subject to several closing conditions including completion of an equity financing by Mandalay of least CDN$30 million.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Coeur d’Alene Mines Corporation
Date: May 4, 2010	By:	/s/ Mitchell J. Krebs
		Name:	Mitchell J. Krebs
		Title:	Chief Financial Officer

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